UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)  February  1,  2005

                        AMERICAN LEISURE HOLDINGS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                  333-48312                 75-2877111
----------------------------      -------------        -----------------------
(State or other jurisdiction       (Commission              (IRS Employer
  of incorporation)                File Number)          Identification No.)

                    Park 80 Plaza East, Saddle Brook, NJ07663
                -----------------------------------------------
               (Address of principal executive offices)(Zip Code)

Registrant's  telephone  number,  including  area  code  (201)  226-2060

                                      N/A
                                      ---
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.01  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     (b) On February 1, 2005, Gillian Wright resigned as a Director of the Registrant. On that same day, L. William Chiles resigned as Chairman of the Board of Directors; however, Mr. Chiles will remain as a Director of the Company.

     (d) On February 1, 2005, the Registrant's Board of Directors appointed David Levine, Thomas Cornish and Carlos Fernandez as Directors of the Company to fill vacancies on the Board of Directors created by the above resignation and an increase in the number of members on the Board of Directors from four (4) to nine (9).

     Mr. Levine will take Mr. Chiles' place as Chairman of the Board of Directors. Mr. Cornish has been named as Chairman of the Compensation
Committee. Mr. Fernandez has been named as Chairman of the Audit Committee. Mr. Chiles will assume the role of Chairman of the New Initiatives Committee.

     Mr. Cornish is the President of Seitlin Insurance, which the Registrant has authorized to place a competitive bid to provide insurance for the real estate development project of Tierra Del Sol Resort, Inc., a subsidiary of the Registrant.

     The Registrant plans to enter into compensation arrangements with Messrs. Levine, Cornish and Fernandez for their services as Directors. As of the filing of this report, the Registrant has not yet finalized compensation agreements with the parties.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN  LEISURE  HOLDINGS,  INC.

By:  /s/ Malcolm  J.  Wright
     ----------------------
     Malcolm  J.  Wright
     Chief  Executive  Officer

Dated:  February  15,  2005

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